Exhibit 99.3

COMMWORKS, AN OPERATING
SEGMENT OF 3COM CORPORATION

Consolidated Statements of Net Assets Sold as
of February 28, 2003 and May 31, 2002,
Consolidated Statements of Revenues and Direct
Expenses for the Nine Months Ended February 28,
2003 and the Years Ended May 31, 2002 and
June 1, 2001 and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
3Com Corporation
Santa Clara, California

We have audited the accompanying consolidated statements of net assets sold of CommWorks (“CW”), an operating segment of 3Com Corporation (“3Com”), as of February 28, 2003 and May 31, 2002 and the related consolidated statements of revenues and direct expenses for the nine-month period ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001.  These financial statements are the responsibility of 3Com’s and CW’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the net assets sold of CW as of February 28, 2003 and May 31, 2002, and the related revenues and direct expenses of CW for the nine-month period ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the accompanying consolidated financial statements have been derived from the consolidated financial statements and accounting records of 3Com, and reflect significant assumptions and allocations.  These consolidated financial statements were prepared to present the net assets sold of CW pursuant to the definitive agreement described in Note 1 and the revenues and direct expenses of CW.  Such consolidated financial statements are not intended to be a complete presentation of CW’s assets, liabilities or operating results and may not be indicative of conditions that would have existed or results that would have occurred had CW operated as an unaffiliated entity.

San Jose, California
May 12, 2003

(May 23, 2003 as to Note 11)

COMMWORKS, AN OPERATING SEGMENT OF 3COM CORPORATION

CONSOLIDATED STATEMENTS OF NET ASSETS SOLD

FEBRUARY 28, 2003 AND MAY 31, 2002 (In thousands)

	February 28, 2003	May 31, 2002

ASSETS

INVENTORIES	$7,528	$13,633

PREPAIDS AND OTHER ASSETS	1,810	6,785

PROPERTY AND EQUIPMENT, Net	12,963	20,176

GOODWILL, Net	—	20,154

OTHER INTANGIBLES, Net	—	5,401

Total assets	22,301	66,149

LIABILITIES

DEFERRED REVENUE	15,193	20,849

ACCRUED LIABILITIES	6,111	11,317

Total liabilities	21,304	32,166

NET ASSETS SOLD	$997	$33,983

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF REVENUES AND DIRECT EXPENSES

NINE MONTHS ENDED FEBRUARY 28, 2003 AND THE YEARS ENDED

MAY 31, 2002 AND JUNE 1, 2001 (In thousands)

	Nine Months Ended February 28, 2003
		Year Ended
		May 31, 2002	June 1 2001

SALES:
Product sales	$48,145	$140,797	$314,510
Service sales	46,293	78,166	85,206

Total sales	94,438	218,963	399,716

COST OF SALES:
Cost of sales - product	19,718	61,782	224,528
Cost of sales - service	19,851	46,236	60,633

Total cost of sales	39,569	108,018	285,161

GROSS MARGIN	54,869	110,945	114,555

OTHER DIRECT EXPENSES:
Sales and marketing	27,307	69,237	102,003
Research and development	53,703	101,364	139,300
General and administrative	9,665	20,558	25,153
Amortization and writedown of goodwill and intangibles	5,401	30,073	35,198
Restructuring charges	18,241	58,424	8,733

Total other direct expenses	114,317	279,656	310,387

(EXCESS) OF DIRECT EXPENSES OVER REVENUES BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(59,448)	(168,711)	(195,832)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(20,154)	—	—

(EXCESS) OF DIRECT EXPENSES OVER REVENUES	$(79,602)	$(168,711)	$(195,832)

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2003 AND YEARS ENDED
MAY 31, 2002 AND JUNE 1, 2001

1.                                      DESCRIPTION OF BUSINESS

On March 4, 2003, 3Com Corporation (“3Com”) and UTStarcom, Inc. (“UTStarcom”) entered into a definitive agreement whereby 3Com would sell certain assets and liabilities of CommWorks (“CW”) to UTStarcom.  On May 23, 2003 this transaction closed, see Note 11.

CW, an operating segment of 3Com, develops and deploys carrier-class, internet protocol (“IP”)-based multi-service and service creation platforms for telecommunications service providers.

3Com does not account for CW as a separate entity.  Accordingly, the information included in the accompanying consolidated financial statements has been prepared by management from 3Com’s consolidated financial records.  Such financial statements are not intended to be a complete presentation of CW’s net assets or operating results.  Net assets presented herein include only those assets and liabilities transferred to UTStarcom pursuant to the definitive agreement.  Expenses that have been excluded are other income/expense, interest income/expense and income taxes and certain corporate expenses including legal, treasury, tax, corporate marketing, executive salaries and insurance.  The consolidated statements of revenues and direct expenses include allocations of certain 3Com centrally managed costs and expenses, including costs and expenses classified as cost of sales, sales and marketing, research and development and general and administrative as discussed in Note 2.  3Com’s management believes the allocations are reasonable; however, these allocated costs and expenses are not necessarily indicative of costs and expenses that would have been incurred by CW on a stand-alone basis.

2.                                      SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Consolidated Financial Statements - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and expenses during the nine months ended February 28, 2003 and years ended May 31, 2002 and June 1, 2001.  Such estimates include inventory valuation, allowances for rebates, product returns and warranty costs, severance accruals and purchase commitments.  Actual results could differ from those estimates.

Basis of Presentation - The consolidated financial statements include certain accounts of CW, at historical cost basis, which are included in the consolidated financial statements of 3Com and its wholly-owned subsidiaries.

Concentration of Credit Risk - For the nine months ended February 28, 2003, two customers accounted for approximately 13% and 10% of total sales.  For the year ended May 31, 2002, two customers accounted for approximately 14% and 13% of total sales.  For the year ended June 1, 2001, two customers accounted for approximately 13% and 10% of total sales.

Inventories - Inventories are stated at the lower of standard cost (which approximates first-in, first-out cost) or net realizable value.

Property and Equipment - Property and equipment is stated at cost less accumulated depreciation.

Long-Lived Assets - The carrying value of long-lived assets is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired.  An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset including disposition, is less than the carrying value of the asset.  An impairment is measured as the amount by which the carrying amount exceeds the fair value, which is calculated using discounted cash flows.

Depreciation and Amortization - Depreciation and amortization expense is computed over estimated useful lives of generally 2 to 25 years.  Purchased technology, other intangibles, and goodwill are included in goodwill and intangibles and are amortized over their estimated useful lives, generally three to seven years.  See Note 2 herein regarding the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142 and its effect on goodwill.  Total direct depreciation and amortization expense for CW for the nine months ended February 28, 2003 and years ended May 31, 2002 and June 1, 2001 was approximately $17.8 million, $30.9 million and $33.9 million, respectively.

Revenue Recognition - CW revenue is derived from the sale of products and services rendered to customers including installation, training and maintenance.  Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) 101 and Statement of Position (“SOP”) 97-2, when delivery has occurred, risk of loss has passed to the customer, collection of the resulting receivable is probable, persuasive evidence of an arrangement exists, the fee is fixed or determinable, and vendor specific objective evidence exists to allocate revenue to the various undelivered elements of the arrangement, if any exist.  Vendor specific objective evidence is based on the price charged when an element is sold separately or, if not sold separately, when the price is established by authorized management.  For sales containing customer-specific acceptance requirements, no revenue is recognized until receipt of customer acceptance.  Warranty and other post-contract support obligations are accrued at the time of sale.

CW provides a limited product warranty for periods ranging from 90 days to one year, depending upon the product.  Sales from service contracts are recognized upon delivery and completion of the service or, in the case of maintenance and support contracts, ratably over the contract term, provided that all other revenue recognition criteria have been met.  Limited product returns and price protection rights are provided to certain distributors and resellers.  Product return rights are generally limited to a percentage of sales over a one- to three-month period.  A provision for estimated product returns and price protection rights is recorded at the time of sale.

Cost of Sales - Cost of sales includes allocations of centrally managed costs to CW, including certain costs for employees, information technologies, real estate and site services, and depreciation.  These costs are allocated based on relative headcount or space utilized, except during the first quarter of fiscal 2001, when certain of these costs were allocated based on actual units built.

Sales and Marketing, Research and Development and General and Administrative - Certain sales and marketing, research and development and general and administrative expenses are incurred directly by and are specifically identifiable with CW.  Certain other expenses are allocated to CW based primarily on its proportionate share of consolidated headcount, revenues, or volume of transactions.  Such allocated expenses represent those expenses that are deemed attributable to CW and include expenses such as real estate and site services, information technologies, shared accounting services and other corporate general and administrative expenses.  These allocations are reflected in the following table for the nine months ended February 28, 2003, the year ended May 31, 2002 and one quarter in the year ended June 1, 2001.  In the year ended June 1, 2001, during the first three quarters, these costs were direct expenses and are reflected as such in the consolidated statements of revenues and direct expenses.

Within sales and marketing, research and development and general and administrative expenses, the following amounts are allocated from 3Com’s centrally managed expenses (in thousands):

	Nine Months February 28, 2003	Year Ended
		May 31, 2002	June 1, 2001

Sales and marketing	$4,660	$10,672	$4,568
Research and development	10,523	23,002	4,840
General and administrative	4,404	9,038	10,083

Total	$19,587	$42,712	$19,491

Advertising - Advertising costs are expensed as incurred.

Stock-Based Compensation - Employee stock plans are accounted for using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”  In accordance with APB No. 25, no compensation costs has been recorded for awards issued under employee option and purchase plans.

Foreign Currency Translation - The majority of CW’s sales are denominated in U.S. dollars.  For CW operations conducted through foreign subsidiaries with the local currency as the functional currency, assets and liabilities are translated at year-end exchange rates, and statements of revenues and direct expenses are translated at the average exchange rates during the year.  Gains or losses resulting from foreign currency translation are not material.

Effects of Recent Accounting Pronouncements - In June 1998 and June 1999, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities.  Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative.  CW adopted SFAS No. 133 on June 2, 2001.  The adoption of SFAS No. 133 did not have a significant impact on the financial statements.

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” which addresses the financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations,” and SFAS No. 38, “Accounting for Preacquisition Contingencies of Purchased Enterprises.”  SFAS No. 141 requires that all business combinations be accounted for by a single method, the purchase method, modifies the criteria for recognizing intangible assets, and expands disclosure requirements.  The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001.  The adoption of SFAS No. 141 did not have a significant impact on the financial statements.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets” which addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets.”  SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition and after they have been initially recognized in the financial statements.  SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives.  SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment.  In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.  SFAS No. 142 is effective for CW’s fiscal year 2003, with early adoption permitted at the beginning of CW’s fiscal year 2002.  Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as resulting from a change in accounting principle.  However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS No. 142.

CW adopted SFAS No. 142 on June 1, 2002 and ceased amortization of net goodwill totaling $20.2 million, which included $0.6 million of acquired workforce intangible assets previously classified as purchased intangible assets.  CW also evaluated goodwill for impairment under SFAS No. 142 and recorded a charge totaling $20.2 million as a change in accounting principle effective June 1, 2002 to write off goodwill.  A reconciliation of reported (excess) of direct expenses over revenues to the amounts adjusted for the exclusion of goodwill amortization follows (in thousands):

	Nine Months February 28, 2003	Year Ended
		May 31, 2002	June 1, 2001

Reported (excess) of direct expenses over revenues	$(79,602)	$(168,711)	$(195,832)
Add back goodwill and acquired workforce amortization	—	6,777	9,502

Adjusted (excess) of direct expenses over revenues	$(79,602)	$(161,934)	$(186,330)

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” effective for fiscal years beginning after December 31, 2001.  Under SFAS No. 144, the criteria required for classifying an asset as held-for-sale have been significantly changed. Assets held-for-sale are stated at the lower of their fair values or carrying amounts, and depreciation is no longer recognized.  The adoption of SFAS No. 144 did not have a significant impact on the financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which addresses accounting for restructuring and similar costs.  SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue (“EITF”) No. 94-3.  CW adopted the provisions of SFAS No. 146 for restructuring activities initiated after December 31, 2002.  SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue No. 94-3, a liability for an exit cost was recognized at the date of CW’s commitment to an exit plan.  SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.  Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized.  The adoption of SFAS No. 146 did not have a significant impact on the financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee.  The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002.  CW adopted the disclosure requirements of FIN 45 effective December 31, 2002.  The adoption of FIN 45 did not have a significant impact on the financial statements.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF will be effective for fiscal years beginning after June 15, 2003. CW has not yet determined the impact of the adoption of EITF No. 00-21 on the financial statements.

3.                                      RESTRUCTURING CHARGES

In fiscal 2001, 3Com began the restructuring of its business to enhance the focus and cost effectiveness of its business units in serving their respective markets. 3Com implemented a reduction in workforce and other actions aimed at reducing costs, expenses and assets; exited its consumer Internet appliance and cable and digital subscriber line (“DSL”) modem product lines; and outsourced the manufacturing of certain high volume server, desktop and mobile connectivity products in a contract manufacturing arrangement as part of this restructuring effort.

Restructuring charges related to CW and reflected in the financial statements consist of the following (in thousands):

	Nine Months February 28, 2003	Year Ended
		May 31, 2002	June 1, 2001

Employee separation expenses	$14,196	$9,629	$7,638
Facilities-related costs	4,045	46,073	—
Other expenses	—	2,722	1,095

Restructuring charges	$18,241	$58,424	$8,733

Employee separation expenses are comprised of severance pay, stock compensation, outplacement services, medical and other related benefits for approximately 1,200 positions, both full time regular employees and alternative workforce.  Employee groups impacted by the restructuring include those in sales, service and supply chain operations, product marketing and management, research and development and general and administration.  Facilities-related costs are comprised of accelerated depreciation of buildings, losses on sales of facilities and lease terminations.  As of February 28, 2003, substantially of all the affected workforce have been separated or were in the separation process, resulting in $29.4 million of employee separation payments.  Remaining cash expenditures associated with employee separation payments are estimated to be approximately $2.1 million, which are not included in the consolidated statement of net assets sold, as 3Com retained the severance liability for these employees.

4.                                      BUSINESS COMBINATIONS

During fiscal 2000, CW acquired Call Technologies, Inc. (“Call Technologies”), a developer of Unified Messaging (“UM”) and carrier-class Operational Systems and Support (“OSS”) software solutions for service providers, for an aggregate purchase price of $86.0 million, consisting of cash of approximately $73.4 million, assumption of stock options with a fair value of approximately $8.6 million, the assumption of $1.4 million in debt, and $2.6 million of costs directly attributable to the completion of the acquisition.  This purchase resulted in approximately $86.7 million of goodwill and other intangible assets that were being amortized over estimated useful lives of three to seven years.

The weakened telecommunications industry conditions in fiscal 2003, 2002 and 2001 resulted in the impairments of the goodwill and related intangible assets that arose from the Call Technologies acquisition.  These assets were written down by $4.4 million, $15.3 million and $18.2 million during the nine months ended February 28, 2003, fiscal 2002 and fiscal 2001, respectively, to fair value, which was estimated using discounted future cash flows.  The writedown during the nine months ended February 28, 2003 related to goodwill.  The writedown in fiscal 2002 related to goodwill and acquired customer relationships.  The writedown in fiscal 2001 included a portion of the developed technology and associated goodwill.  These impairment charges were included in amortization and writedown of goodwill and intangibles.

During fiscal 2000, CW acquired LANSource Technologies, Inc. (“LANSource”), a developer of Internet and LAN fax software and modem sharing software, for an aggregate purchase price of $15.8 million in cash, including $0.2 million of costs directly attributable to the completion of the acquisition.  This purchase resulted in approximately $13.3 million of goodwill and other intangible assets that are being amortized over estimated useful lives of two to five years.

As part of CW’s efforts to improve profitability in fiscal 2001, CW decided that it would exit certain LANSource product lines and license the technology to a former competitor in that market.  As a result of this decision, CW determined that an impairment of developed technology and related goodwill that arose from the LANSource acquisition had occurred.  These assets were written down $1.1 million to their estimated realizable fair value.  This amount was included in restructuring charges in fiscal 2001.  Also in fiscal 2001, CW determined that a customer’s product line discontinuation resulted in an impairment of a license agreement and related goodwill that arose from the LANSource acquisition.  Those assets were determined to have no future value, and accordingly $1.0 million was written off.

In fiscal 2002, weakened telecommunications industry conditions indicated further impairment of LANSource goodwill and intangible assets, primarily for core technology and related goodwill.  These assets were written down by approximately $0.1 million, $3.9 million and $1.0 million during the nine months ended February 28, 2003, fiscal 2002 and fiscal 2001, respectively, to fair value, which was estimated using discounted future cash flows.  These impairment charges were included in amortization and writedown of goodwill and intangibles.

Upon the adoption of SFAS No. 142, CW performed an impairment review during the nine months ended February 28, 2003 and determined that goodwill related to Call Technologies and LANSource was further impaired.  As such, goodwill was fully written down for Call Technologies and LANSource by $19.9 million and $0.2 million, respectively.  These impairment charges were included in cumulative effect of change in accounting principle.

5.                                      INVENTORIES

Inventories consist of (in thousands):

	February 28, 2003	May 31, 2002

Raw materials	$2,201	$3,117
Work in progress	4,115	7,250
Finished goods	1,212	3,266

Inventories	$7,528	$13,633

6.                                      PREPAIDS AND OTHER ASSETS

Prepaids and other assets consist of (in thousands):

	February 28, 2003	May 31, 2002

Prepaid royalties	$1,367	$1,439
Other receivables	178	4,643
Other	265	703

Prepaids and other assets	$1,810	$6,785

7.                                      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of (in thousands):

	February 28, 2003	May 31, 2002

Machinery and equipment	$62,128	$57,749
Software	6,839	6,828
Furniture and fixtures	1,248	3,415

Total	70,215	67,992

Accumulated depreciation and amortization	(57,252)	(47,816)

Property and equipment, net	$12,963	$20,176

8.                                      ACCRUED LIABILITIES

Accrued liabilities consist of (in thousands):

	February 28, 2003	May 31, 2002

Accrued compensation	$3,871	$5,852
Accrued warranty	1,366	3,403
Other	874	2,062

Accrued liabilities	$6,111	$11,317

Accrued compensation includes accrued cost of all CW employees at February 28, 2003 and May 31, 2002.  UTStarcom is not expected to assume 100% of this liability as not all CW employees will be employed by UTStarcom.

Products are sold with varying lengths of warranty ranging from 90 days to one year.  Estimated warranty costs are recorded in the period of sale based on an assessment of historical experience and related warranty costs incurred for products sold with a warranty.  CW also assesses the adequacy of its accrued liabilities for obligations and may adjust the amounts based on actual experience or changes in future expectations.

The following tables summarize the activity in the accrued liability for warranty for the nine months ended February 28, 2003 and the year ended May 31, 2002 (in thousands):

Accrued Warranty

Accrued warranty, May 31, 2002	$3,403
Cost of warranty claims	(1,428)
Accruals for warranties issued during the period	441
Adjustments to preexisting warranties	(1,050)

Accrued warranty, February 28, 2003	$1,366

Accrued Warranty

Accrued warranty, June 1, 2001	$5,259
Cost of warranty claims	(3,282)
Accruals for warranties issued during the period	1,421
Adjustments to preexisting warranties	5

Accrued warranty, May 31, 2002	$3,403

9.                                      COMMON STOCK AND EMPLOYEE BENEFIT PLANS

3Com has a number of stock plans and employee benefit plans that employees of CW participate in, including the following:

Stock Option Plans

3Com has stock option plans under which employees and directors may be granted options to purchase common stock.  Options are generally granted at not less than the fair market value at grant date, vest immediately or for periods ranging up to four years, and expire five to ten years after the grant date.

Employee Stock Purchase Plan

3Com has an employee stock purchase plan, under which eligible employees may authorize payroll deductions of up to 10 percent of their compensation, as defined, to purchase common stock at a price of 85 percent of the lower of the fair market value as of the beginning or the end of the offering period.

Employee Benefit Plan

3Com has adopted a plan known as the 3Com 401(k) plan (the Plan) to provide retirement benefits to all of its employees.  As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary reductions for eligible employees.  Participants may elect to contribute from one percent to 22 percent of their annual compensation to the Plan each calendar year, limited to a maximum annual amount as set periodically by the Internal Revenue Service.  In addition, the Plan provides for contributions as determined by the 3Com Board of Directors.  3Com will match 50 percent for each dollar on the first 6 percent of target income contributed by the employee.  Employees become vested in 3Com matching contributions according to a three year vesting schedule based on initial date of hire.  3Com matching contributions to the Plan which are included in the consolidated statement of revenues and direct expenses for the nine months ended February 28, 2003 and the years ended May 31, 2002 and June 30, 2001 were $1.3 million, $2.1 million and $2.6 million, respectively.

10.                               LEGAL PROCEEDINGS

From time to time, CW may be contingently liable with respect to certain asserted and unasserted claims that arise during the normal course of business.  Management believes the impact, if any, resulting from these matters would not have a material impact on CW’s financial statements.

11.                               SUBSEQUENT EVENT

On May 23, 2003, 3Com sold certain net assets of CW to UTStarcom for $100 million of cash, subject to certain adjustments.  The net book value of property and equipment to be sold per the definitive agreement was approximately $15.9 million as of February 28, 2003.  Based on final negotiations, the specific items of property and equipment actually sold was revised, and had a net book value of approximately $13.0 million as of February 28, 2003.  The consolidated statements of net assets sold reflect this revised net book value.

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